CARDERO RESOURCE CORP.

(the “Company”)

Request for Annual and Interim Financial Statements

National Instrument 51-102 requires the Company to send annually to the registered holders and beneficial owners of its securities (“Securityholders”) a form to allow Securityholders to request a copy of the Corporation’s annual financial statements and related MD&A, interim financial statements and related MD&A, or both.  If you wish to receive such mailings, please complete and return this form to:

CARDERO RESOURCE CORP.

Suite 1901 – 1177 West Hastings Street

Vancouver, British Columbia

V6E 2K3

Attention:  Secretary

The undersigned Securityholder hereby elects to receive:

Interim Financial Statements for the first quarter ended January 31, 2005, second quarter ended April 30, 2005 and third quarter ended July 31, 2005 and the related MD&A;

Annual Financial Statements for the fiscal year ended October 31, 2005 and related MD&A; or

BOTH – Interim Financial Statements and MD&A and the Annual Financial Statements and related MD&A.

Please note that a request form will be mailed each year and Securityholders must return such form each year to receive the documents indicated above.

Name:

Address:

Postal Code:

I confirm that I am a registered / beneficial (circle one) shareholder of the Company.

Signature of Securityholder:	Date: